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Exhibit 5.1

        [Letterhead of Fried, Frank, Harris, Shriver & Jacobson (London) LLP]

                      May 27, 2009

Virgin Media Finance PLC
160 Great Portland Street
W1W 5QA
United Kingdom

Ladies and Gentlemen:

        We have acted as special U.S. counsel for Virgin Media Finance PLC, a public limited company organized under the laws of England and Wales (the "Company"), Virgin Media Inc., a Delaware corporation (the "Parent"), Virgin Media Group LLC, a Delaware limited liability company ("Virgin Media LLC"), Virgin Media Holdings Inc., a Delaware corporation ("Virgin Media Holdings"), Virgin Media (UK) Group, Inc., a Delaware corporation ("Virgin Media UK"), Virgin Media Communications Limited, a limited company organized under the laws of England and Wales ("Virgin Media Communications"), and Virgin Media Investment Holdings Limited, a limited company organized under the laws of England and Wales ("VMIH"), in connection with the Registration Statement of the Company and the Guarantors (as defined below) on Form S-3, as may be amended from time to time (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as may be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement") (i) by the Company, of an unlimited amount of one or more series of debt securities of the Company (the "Debt Securities") and (ii) by each of the Guarantors, of guarantees of certain payments on the Debt Securities.

        The Parent will grant an unconditional guarantee of the Debt Securities as to payments of principal and interest (the "Parent Guarantee"). Virgin Media LLC, Virgin Media Holdings, Virgin Media (UK) and Virgin Media Communications will each grant an unconditional guarantee of the Debt Securities as to payments of principal and interest (collectively, the "Intermediate Guarantees"); and VMIH will grant a guarantee of the Debt Securities as to payments of principal and interest on a subordinated and conditional basis (the "Subordinated Guarantee" and, together with the Parent Guarantee and the Intermediate Guarantees, the "Guarantees"). The Parent, the Intermediate Guarantors and VMIH, collectively, shall be referred to herein as the "Guarantors."

        The Debt Securities and the Guarantees may be issued pursuant to an indenture to be entered into among, inter alia, the Company, the Guarantors and The Bank of New York Mellon, as trustee, or such other bank, trust company or other financial institution to be named that it is qualified to act as trustee under the Trust Indenture Act of 1939, as amended (in such capacity, the "Trustee") (as may be amended or supplemented from time to time, the "Indenture"), a form of which is attached as Exhibit 4.1 to the Registration Statement.

        With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and the Guarantors as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements and warranties in the Indenture and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein.

        To the extent it may be relevant to the opinions expressed below, we have assumed that the parties to the Indenture (other than the Company and the Guarantors) have the power and authority to execute and deliver the Indenture, to perform their obligations thereunder and to consummate the transactions contemplated thereby, that the Indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such parties, enforceable against such parties in accordance with its terms, and that such parties will comply with all of their obligations under the Indenture and all laws applicable thereto.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when each of the following has occurred:

          (i)  the Registration Statement has become effective under the Securities Act;

         (ii)  the terms of the issuance and sale of the Debt Securities have been established in conformity with the Indenture and duly approved by the board of directors or board of managers of the Company and the Guarantors, as the case may be, in conformity with the Certificate of Incorporation, the Bylaws, Limited Liability Company Agreement or Memorandum and Articles of Association, as the case may be, and all other necessary corporate action on the part of the Company and the Guarantors has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Guarantors;

        (iii)  the Indenture has been duly authorized, executed and delivered by the Company, the Guarantors, the Trustee and the other parties thereto;

        (iv)  the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

         (v)  the Debt Securities and the Guarantees have been duly authenticated and duly executed and delivered against payment therefor in accordance with the terms of the Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement,

        (a)   such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) each Guarantee will constitute valid and binding obligations of the respective Guarantor, enforceable against such Guarantor in accordance with its terms.

        We express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, the Debt Securities or the Guarantees:

          (i)  relating to indemnification, contribution or exculpation;

         (ii)  containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by any party under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a

Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

        (iii)  related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

        (iv)  specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement or instrument;

         (v)  purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

        (vi)  which may be construed to be in the nature of a penalty.

        We express no opinion as to the enforceability of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Indenture relating to waiver of stay, extension or usury laws.

        The opinions expressed herein are subject to (i) applicable bankruptcy, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

        The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the applicable provisions of the General Corporation Law and Limited Liability Company Act of the State of Delaware (including the pertinent provisions of the Constitution of the State of Delaware and pertinent reported judicial decisions construing the General Corporation Law and Limited Liability Company Act of the State of Delaware and such provisions of the Constitution of the State of Delaware), each as currently in effect. This opinion letter is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter after the date hereof for any reason.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Validity of the Securities" in the Prospectus and "Validity of the Securities" in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP Fried, Frank, Harris, Shriver & Jacobson (London) LLP

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  Exhibit 5.1